As filed with the Securities and Exchange Commission on March 7, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	61-1055020
(State or Other Jurisdiction of Incorporation of Organization)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300

Louisville, Kentucky 40223

(502) 357-9000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

T. Richard Riney, Esq.

General Counsel

Ventas, Inc.

10350 Ormsby Park Place, Suite 300

Louisville, Kentucky 40223

(502) 357-9000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

David K. Boston, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Approximate date of commencement of proposed sale to the public:    From time to time or at one time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common stock, par value $0.25 per share	1,708,279(2)(3)	$43.33	$74,019,729	$2,272.41

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Act”), based upon the average of the high and low prices of the common stock reported by the New York Stock Exchange on March 5, 2007.
(2)	All of the shares of common stock being registered hereby may be offered for the account of the selling stockholder who acquired the shares of common stock in a private transaction.
(3)	Pursuant to Rule 416 of the Act, there is also being registered hereunder such number of additional shares of common stock as may be issued to the selling stockholder because of any future stock dividends, stock distributions, stock splits or similar capital readjustments.

PROSPECTUS

1,708,279 Shares

VENTAS, INC.

Common Stock

This prospectus relates to the offer and sale from time to time of up to an aggregate of 1,708,279 shares of our common stock for the account of the selling stockholder named in this prospectus. The 1,708,279 shares of our common stock offered by this prospectus were issued to the selling stockholder in a private transaction.

The selling stockholder may sell none, some or all of the shares offered by this prospectus. We cannot predict when or in what amounts the selling stockholder may sell any of the shares offered by this prospectus. The prices at which the selling stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholder will be borne by the selling stockholder. We will not receive any of the proceeds from the sale of shares by the selling stockholder.

Our common stock is listed on the New York Stock Exchange under the symbol “VTR.” On March 6, 2007, the last reported sales price for our common stock was $44.25 per share.

Investing in our common stock involves risks. See “ Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THIS PROSPECTUS IS DATED MARCH 7, 2007.

You should read this prospectus together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.” You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor the selling stockholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, as well as the information we have previously filed with the Securities and Exchange Commission (the “Commission”) and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

Unless the context otherwise requires, references in this prospectus to the following terms will have the meanings below:

•	the terms “we,” “us,” “our” or “Ventas” mean Ventas, Inc., a Delaware corporation, together with its subsidiaries;

•	the term “Kindred” refers to Kindred Healthcare, Inc., a Delaware corporation, and certain of its affiliates;

•	the term “Alterra” refers to Alterra Healthcare Corporation, a Delaware corporation, together with its subsidiaries; and

•	the term “Brookdale” refers to Brookdale Living Communities, Inc., a Delaware corporation, together with its subsidiaries.

ABOUT VENTAS, INC.

We are a healthcare real estate investment trust, or REIT, with a geographically diverse portfolio of seniors housing and healthcare-related properties in the United States. As of December 31, 2006, this portfolio consisted of 172 seniors housing communities, 218 skilled nursing facilities, 43 hospitals and 19 other properties in 43 states. Except with respect to our medical office buildings, we lease these properties to healthcare operating companies under “triple-net” or “absolute-net” leases, which require the tenants to pay all property-related expenses. We also had real estate loan investments relating to seniors housing and healthcare-related third parties as of December 31, 2006.

We conduct substantially all of our business through our wholly owned subsidiaries, Ventas Realty, Limited Partnership and PSLT OP, L.P., and through ElderTrust Operating Limited Partnership, in which we own substantially all of the partnership units. Our primary business consists of financing, owning and leasing seniors housing and healthcare-related and leasing or subleasing those properties to third parties.

Our business strategy is comprised of two primary objectives: (1) diversifying our portfolio of properties and (2) increasing our earnings. We intend to continue to diversify our real estate portfolio by operator, facility type, geography and reimbursement source through investments in, and/or acquisitions or development of, additional seniors housing and/or healthcare-related assets across a wide spectrum.

Our principal executive offices are located at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, and our telephone number is (502) 357-9000.

RISK FACTORS

You should carefully consider the following factors as well as other information contained in this prospectus and the documents incorporated by reference herein before deciding to invest in shares of our common stock. These risks include, but are not limited to, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this prospectus, and any risks that may be described in other filings we make with the Commission.

Risks Relating to Our Common Stock

If our stock price is volatile, purchasers of our common stock could incur substantial losses.

Although our common stock is listed on the New York Stock Exchange, such listing does not provide any assurance that an active public market for the common stock will be sustained. No predictions can be made as to the effect, if any, that future market sales of common stock or the availability of common stock for sale will have on the prevailing market price of the common stock. In addition, the stock market in recent years has experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of our common stock.

If there are sales of substantial amounts of our common stock in the future, the price of our common stock could decline.

As of February 14, 2007, we had 106,269,462 shares of our common stock outstanding. All of these shares of common stock are available for immediate sale unless held by our affiliates. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the common stock.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements regarding our expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and you must recognize that actual results may differ from our expectations. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

Our actual future results and trends may differ materially depending on a variety of factors discussed in our filings with the Commission and under “Risk Factors.” Factors that may affect our plans or results include, without limitation:

•

the ability and willingness of our operators, tenants, borrowers, managers and other third parties, as applicable, to meet and/or perform the obligations under their various contractual arrangements with us;

•

the ability and willingness of Kindred, Brookdale and Alterra to meet and/or perform their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities under our respective contractual arrangements with Kindred, Brookdale and Alterra;

•

the ability of our operators, tenants, borrowers and managers, as applicable, to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities;

•

our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States;

•	the nature and extent of future competition;

•	the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates;

•	increases in our cost of borrowing;

•	the ability of our operators and managers, as applicable, to deliver high quality services and to attract residents and patients;

•	the results of litigation affecting us;

•	changes in general economic conditions and/or economic conditions in the markets in which we may, from time to time, compete;

•	our ability to pay down, refinance, restructure and/or extend our indebtedness as it becomes due;

•	the movement of interest rates and the resulting impact on the value of and the accounting for our interest rate swap agreement;

•	our ability and willingness to maintain our qualification as a REIT due to economic, market, legal, tax or other considerations;

•	final determination of our taxable net income for the year ended December 31, 2006 and for the year ending December 31, 2007;

•

the ability and willingness of our tenants to renew their leases with us upon expiration of the leases, including without limitation Kindred’s willingness to renew any or all of its bundles of leased properties expiring in 2008, and our ability to relet our properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants;

•

risks associated with our proposed acquisition of Sunrise Senior Living REIT, including our ability to successfully complete the transaction on the contemplated terms and to timely and fully realize the expected revenues and cost savings therefrom;

•	the movement of U.S. and Canadian exchange rates;

•	year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and our earnings; and

•

the impact on the liquidity, financial condition and results of operations of our operators, tenants, borrowers and managers, as applicable, resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of our operators, tenants, borrowers and managers to accurately estimate the magnitude of such liabilities.

We describe some of these risks and uncertainties in greater detail above under “Risk Factors” and in the risk factors that are incorporated or deemed to be incorporated by reference in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder named herein.

SELLING STOCKHOLDER

In connection with our acquisition of all of the outstanding equity interests of VSCRE Holdings, LLC and all of the issued and outstanding beneficial interests of IPC AL Real Estate Investment Trust (the “VSCRE acquisition”), the selling stockholder named below received 1,708,279 shares of our common stock. In connection with the VSCRE acquisition, we agreed in the Registration Rights Agreement, dated as of November 7, 2006, to register the resale by the selling stockholder of these shares of our common stock.

The table below sets forth, among other things, the name of the selling stockholder, the shares of common stock beneficially owned by the selling stockholder prior to this offering and the number of shares of common stock beneficially owned by the selling stockholder that may be offered pursuant to this prospectus. The selling stockholder, to our knowledge, does not currently have, and has not had within the past three years, any material relationship with Ventas, Inc. or any of its predecessors or affiliates.

We have prepared the table below based on information provided to us by the selling stockholder as of March 6, 2007.

The percentage of outstanding shares is based on 106,269,462 shares of common stock outstanding as of February 14, 2007.

Information about the selling stockholder may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Being Offered	Number of Shares Beneficially Owned After Offering(1)	Percentage of Outstanding Shares
SCRE Holdings, Inc.	1,708,279	1,708,279	—	—

(1)	The beneficial ownership in this column assumes that the selling stockholder sells all of the shares offered by this prospectus that are beneficially owned by the selling stockholder and that prior to the sale of such shares the selling stockholder does not acquire additional shares or dispose of shares beneficially owned by the stockholder that are not being offered pursuant to this prospectus. The selling stockholder may sell none, some or all of the shares, including the shares offered by this prospectus or other shares, beneficially owned by the selling stockholder, or acquire additional shares. We cannot predict when or in what amounts the selling stockholder may sell any of the shares offered by this prospectus or any other shares beneficially owned by the selling stockholder or acquire additional shares.

PLAN OF DISTRIBUTION

The shares of our common stock offered by this prospectus are subject to restrictions under the Registration Rights Agreement dated as of November 7, 2006 between us and the selling stockholder. Subject to those restrictions, sales of shares of our common stock by the selling stockholder named in this prospectus may be made from time to time in one or more transactions, on the New York Stock Exchange, in the over-the-counter market or any other exchange or quotation system on which shares of our common stock may be listed or quoted, directly or through one or more underwriters, broker-dealers or agents in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The shares may be offered directly to or through agents designated from time to time or to or through brokers or dealers, or through any combination of these methods of sale. The methods by which the shares may be sold include:

•

a block trade (which may involve crosses) in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	public offerings through one or more underwriters;

•	purchases by a broker or dealer as principal and resales by the broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions or secondary distributions in accordance with the rules of the New York Stock Exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	a combination of any of the foregoing methods of sale; and

•	any other method permitted pursuant to applicable law.

An underwriter, agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of the shares for whom such underwriters, brokers or dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions). A member firm of an exchange on which our common stock is traded may be engaged to act as a selling stockholder’s agent in the sale of shares by the selling stockholder.

In connection with distributions of the shares of our common stock offered by this prospectus or otherwise, the selling stockholder may enter into hedging transactions with brokers or dealers or other financial institutions with respect to our common stock. In connection with these transactions, the brokers or dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. Such hedging transactions may require or permit the selling stockholder to deliver the shares to such brokers or dealers or other financial institutions to settle the hedging transactions. The selling stockholder may also sell our common stock short and deliver the shares to close out those short positions. If so required by applicable law, this prospectus, as amended or supplemented, may be used to effect:

•	the short sales of our common stock referred to above;

•	the sale or other disposition by the brokers or dealers or other financial institutions of any shares they receive pursuant to the hedging transactions referred to above; or

•	the delivery by the selling stockholder of shares to close out short positions.

In addition, any shares of our common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholder may transfer the shares to a transferee, pledgee, donee or successor. In those circumstances, the transferee, pledgee, donee or successor would become a selling stockholder under this prospectus only if identified in a prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus is a part prior to making an offer or sale under this prospectus.

Each broker-dealer that receives our common stock for its own account pursuant to this prospectus must acknowledge that it will deliver the prospectus in connection with any sale of our common stock. If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution.

The selling stockholder and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of our common stock by the selling stockholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to the particular common stock being distributed. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

The selling stockholder and any brokers, dealers, agents or others that participate with the selling stockholder in the distribution of the shares offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any underwriting discounts, commissions or fees received by such persons and any profit on the resale of the shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or broker-dealers.

We have agreed to indemnify the selling stockholder named herein against certain liabilities that it may incur in connection with the sale of the shares registered hereunder, including liabilities arising under the Securities Act, and to contribute to payments that the selling stockholder may be required to make with respect thereto. Agents, brokers and dealers may be entitled under agreements entered into by the selling stockholder or us to indemnification against certain civil liabilities, including liabilities under the Securities Act.

There can be no assurance that the selling stockholder will sell any or all of the shares offered hereby.

We will bear all expenses of registration of the shares offered by this prospectus, but all selling and other expenses incurred by the selling stockholder will be borne by the selling stockholder. We estimate that the total expenses of this offering payable by us will be $100,000.

VALIDITY OF SECURITIES

The validity of shares of our common stock offered by this prospectus has been passed upon for us by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of Ventas, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of its internal control over financial reporting as of December 31, 2006, as set forth in their reports thereon, which are incorporated by reference in this prospectus and the registration statement of which this prospectus is a part. Ventas, Inc.’s consolidated financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings with the Commission s are available over the Internet on the Commission’s website at www.sec.gov. You may also read and copy any documents that we file at the Commission’s public reference rooms located at 100 F Street, NE, Washington, DC 20549. Please call the Commission at 1-800-SEC-0330 for further information about their public reference rooms, including copy charges. You can also obtain information about us from the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Information about us is also available on our website at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

Statements contained or deemed to be incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

We are incorporating by reference in this prospectus the information we file with the Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We are incorporating by reference our documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until all of the shares of our common stock offered under this prospectus are sold:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•

our Current Reports on Form 8-K filed on January 5, 2007, January 19, 2007, and February 21, 2007 (however, we do not incorporate by reference the information under Item 2.02, Results of Operations and Financial Condition);

•	our Proxy Statement filed on April 5, 2006 for our 2006 Annual Meeting of Stockholders; and

•	the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-10989) filed with the Commission on January 23, 1992, as amended.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

General Counsel

Ventas, Inc.

10350 Ormsby Park Place

Suite 300

Louisville, Kentucky 40223

(502) 357-9000

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of these documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses of this offering (all of which are to be paid by the Registrant) are estimated to be as follows:

Securities and Exchange Commission registration fee	$2,272
Legal fees and expenses	40,000
Accounting fees and expenses	15,000
Blue Sky fees and expenses (including legal fees)	5,000
New York Stock Exchange Supplemental Listing Fee	8,200
Printing expenses	20,000
Miscellaneous	9,528

TOTAL	$100,000

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers us to, and Article IX of our Certificate of Incorporation, as amended, provides that we will, indemnify any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”) because he or she is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him or her in connection with such Proceeding. We may provide by action of our Board of Directors through agreement, resolution or by a provision in our Third Amended and Restated Bylaws, indemnification of our employees and agents with substantially the same scope and effect as the indemnification provided in Article IX of our Certificate of Incorporation, as amended.

Expenses incurred by such a person in his or her capacity as one of our directors or officers (and not in any other capacity in which service was or is rendered by such person while a director or officer) in defending a Proceeding may be paid by us in advance of the final disposition of such Proceeding as authorized by our Board of Directors in a specific case upon receipt of an undertaking by or on behalf of that person to repay such amounts unless it is ultimately determined that person is entitled to be indemnified by us as authorized by the DGCL. Expenses incurred by a person in any capacity other than as one of our officers or directors may be paid in advance of the final disposition of a Proceeding on such terms and conditions, if any, as our Board of Directors deems appropriate.

Pursuant to Section 102(b)(7) of the DGCL, our Certificate of Incorporation, as amended, eliminates certain liability of our directors for breach of their fiduciary duty of care. Article VIII of the Certificate of Incorporation provides that neither we nor our stockholders may recover monetary damages from our directors for breach of the duty of care in the performance of their duties as our directors. Article VIII does not, however, eliminate the liability of our directors (i) for a breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful distributions), or (iv) for any improper personal benefit.

The indemnification provided for by Article IX of our Certificate of Incorporation, as amended, is a contract right and continues as to persons who cease to be directors, officers, employees or agents and inures to the benefit of the heirs, executors and administrators of such persons. No amendment to our Certificate of Incorporation, as amended, or repeal of any article thereof increases the liability of any of our directors or officers for acts or omissions of such persons occurring prior to such amendment or repeal.

The right to indemnification conferred by Article IX of our Certificate of Incorporation, as amended, is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in his or her official capacity and in any other capacity while holding such office.

We may purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, trustee, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not we would have the power or be obligated to indemnify him or her against such liability under the provisions of Article IX of our Certificate of Incorporation, as amended, or the DGCL.

We currently have in effect officers and directors liability insurance policies. These policies cover any negligent act, error or omission of a director or officer, subject to certain exclusions. The limit of liability under the policies is $55,000,000 in the aggregate annually for coverages in excess of deductibles.

Item 16. Exhibits

Exhibits:

Exhibit No.	Description
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998).

4.2	Letter Agreement relating to a waiver of the provisions of Article XII of the Certificate of Incorporation of Ventas, Inc. in favor of Cohen & Steers Capital Management, Inc., dated June 24, 2003 (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

4.3.1	Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-3, Registration No. 333-65642, as amended).

4.3.2	Amendment to Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated by reference to the Registrant’s Prospectus Supplement dated December 8, 2003 to the Prospectus dated January 23, 2002, filed pursuant to Rule 424(b)(5) and part of the Registrant’s Registration Statement on Form S-3, Registration No. 333-65642, as amended).

4.4	Registration Rights Agreement, dated as of November 7, 2006, by and among Ventas, Inc. and SCRE Holdings, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on November 13, 2006).

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Willkie Farr & Gallagher LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (included on the signature pages hereto).

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the

Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, the Commonwealth of Kentucky, on the 7th day of March, 2007.

VENTAS, INC.

By:	/s/ DEBRA A. CAFARO
Debra A Cafaro Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Ventas, Inc. hereby severally constitute and appoint Debra A. Cafaro and T. Richard Riney, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 7th day of March, 2007.

Signature	Title

/s/ DEBRA A. CAFARO Debra A. Cafaro	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ RICHARD A. SCHWEINHART Richard A. Schweinhart	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ ROBERT J. BREHL Robert J. Brehl	Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ DOUGLAS CROCKER II Douglas Crocker II	Director

/s/ RONALD G. GEARY Ronald G. Geary	Director

/s/ JAY M. GELLERT Jay M. Gellert	Director

/s/ CHRISTOPHER T. HANNON Christopher T. Hannon	Director

/s/ SHELI Z. ROSENBERG Sheli Z. Rosenberg	Director

/s/ THOMAS C. THEOBALD Thomas C. Theobald	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998).

4.2	Letter Agreement relating to a waiver of the provisions of Article XII of the Certificate of Incorporation of Ventas, Inc. in favor of Cohen & Steers Capital Management, Inc., dated June 24, 2003 (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

4.3.1	Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-3, Registration No. 333-65642, as amended).

4.3.2	Amendment to Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated by reference to the Registrant’s Prospectus Supplement dated December 8, 2003 to the Prospectus dated January 23, 2002, filed pursuant to Rule 424(b)(5) and part of the Registrant’s Registration Statement on Form S-3, Registration No. 333-65642, as amended).

4.4	Registration Rights Agreement, dated as of November 7, 2006, by and among Ventas, Inc. and SCRE Holdings, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 13, 2006).

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Willkie Farr & Gallagher LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (included on the signature pages hereto).